Exhibit 4.a

                     SOUTHWESTERN BELL TELEPHONE COMPANY

                            OFFICERS' CERTIFICATE

                      6.25% Notes due October 15, 2002

                     Pursuant to Section 2.02(a) of the
                         Indenture Identified Below

          The undersigned, Edward A. Mueller, President and Chief

Executive Officer of Southwestern Bell Telephone Company (the

"Telephone Company"), and Edward L. Glotzbach, Vice President-

Chief Financial Officer and Treasurer, of the Telephone Company,

acting pursuant to an authorization contained in certain

resolutions duly adopted by the Board of Directors of the

Telephone Company on July 30, 1993, do hereby determine and

establish the following terms for a series (the "Series") of the

Telephone Company's debt securities (the "Securities") to be issued under an Indenture, dated as of February 1, 1985, as

supplemented by the First Supplemental Indenture, dated as of

June 1, 1991 (together, the "Indenture"), from the Telephone

Company to The Bank of New York, as Trustee (terms defined in the

Indenture shall have the meanings as so defined when used herein,

unless otherwise defined herein):



(1)  Title of Securities                  6.25% Notes due
     of the Series:                       October 15, 2002

(2)  Limit, if any, upon the aggregate
     principal amount of Securities of
     the Series which may be authenticated
     and delivered under the Indenture
     (except for Securities authenticated
     and delivered upon registration of
     transfer of, or in exchange for, or in
     lieu of, other Securities of the Series
     pursuant to Sections 2.08, 2.09,
     2.12, 3.06 or 9.05 of the Indenture):   $150,000,000



(3)  Date or dates on which the
     principal of Securities of
     the Series is payable:               October 15, 2002

(4)  With respect to interest on
     Securities of the Series:

     (a)  The rate or rates at           6.25% per annum on non-
        which Securities of               overdue principal and (to the
        the Series shall                  extent that the payment of such
        bear interest:                    interest shall be legally
                                          enforceable) on any overdue
                                          principal and any overdue
                                          installment of interest.

     (b)  The method of calculating
        such rate or rates of interest:   Not applicable.

     (c) The date from which such        October 15, 1995, or from the
        interest shall accrue:            most recent April 15 or
                                          October 15 to which interest
                                          has been paid or duly provided
                                          for, until the principal thereof
                                          is paid or made available for
                                          payment.

     (d)  The dates on which such interest     April 15 and October 15,
        shall be payable ("Interest       commencing April 15, 1996.
        Payment Dates"):

     (e)  Record dates for interest       The close of business on the
        payable on any interest           April 1 or October 1 (even if
        payment date:                     a Legal Holiday), as the case
                                          may be, next preceding an
                                          Interest Payment Date shall
                                          be the "Regular Record Date"
                                          for the interest payable on such
                                          Interest Payment Date; a special
                                          record date shall be fixed for
                                          the payment of defaulted interest
                                          in accordance with Section 2.14
                                          of the Indenture.

(5)  Place or places where the            At the office or agency of the
     principal of and interest on         Telephone Company maintained
     Securities of the Series shall       for such purpose in the Borough
     be payable:                          of Manhattan, The City of
                                          New York, State of New York,
                                          which at the date hereof is the
                                          principal corporate trust office
                                          of the Trustee, and at any other
                                          office or agency maintained by
                                          the Telephone Company for
                                          such purpose, provided, however,
                                          that at the option of the
                                          Telephone Company it may
                                          pay interest by check or draft
                                          mailed to the Holder's address
                                          as it appears on the register for
                                          Securities of the Series.

(6)  With respect to redemption, in
     whole or in part, of Securities
     of the Series at the option of the
     Telephone Company:

     The Securities of the Series are not redeemable prior to maturity.

(7)  With respect to the mandatory
     redemption or purchase of
     Securities of the Series:

     (a) Any provisions for a sinking
        fund or analogous provisions
        or for mandatory redemption
        upon the happening of a
        specified event or for
        redemption or purchase
        at the option of a
        Holder:                           Not applicable.

     (b) The period or periods within
        which such redemptions
        or purchases must be made:        Not applicable.

     (c) The applicable price or
        prices at which such
        redemptions or purchases
        must be made:                     Not applicable.

     (d)  The terms and conditions
        of such redemptions or
        purchases:                        Not applicable.


(8)  Denominations in which Securities    $1,000 and integral
     of the Series are issuable:          multiples thereof.

(9)  If other than the principal
     amount thereof, the portion of
     the principal amount of Securities
     of the Series payable on declaration
     of acceleration pursuant to
     Section 6.02 of the Indenture:       Not applicable.

(10) (a)  Whether Securities of the
        Series are issuable as Registered
        Securities, Unregistered
        Securities (with or without
        Interest coupons), or any
        combination thereof:              Registered Securities only.

     (b)   Any restrictions applicable
        to the offering or sale of
        Unregistered Securities:          Not applicable.

     (c)   Whether, and the terms
        upon which, Unregistered
        Securities of the Series
        may be exchanged for
        Registered Securities of
        the Series and vice versa:        Not applicable.

(11) With respect to the payment of
     additional amounts on Securities
     of the Series held by a person
     who is not a U.S. person in
     respect of taxes or similar
     charges withheld or deducted:

     (a)  Whether and under what
        circumstances such payments
        will be made:                     Not applicable.

     (b) If such additional amounts are
        to be paid, whether the Telephone
        Company will have the option
        to redeem such Securities
        of the Series rather than
        pay such additional amounts:      Not applicable.



(12) Whether the Securities of the Series   The Securities of the Series
     are issuable in whole or in part in    will be represented by a Global
     the form of one or more Global         Security or Securities to be
     Securities and, in such case, the      deposited with The Depository
     Depository for such Global             Trust Company, as Depository,
     Security or Securities:                in accordance with its
                                            "book-entry only"  procedures.

(13) The currency or currencies in
     which payment of the principal
     of and interest on the
     Securities of the Series shall
     be payable:                          U.S. dollars.

(14) Whether the amount or payments
     of principal of or interest on the
     Securities of the Series may be
     determined with reference to an
     index and, in such case, the
     manner in which such amounts
     shall be determined:                 Not applicable.

(15) Any other covenants or terms
     of Securities of the Series,
     including any additional
     restrictive covenants not
     described above or any terms
     required by United States
     laws or regulations or advisable
     in connection with the marketing
     of Securities of the Series:         None.

(16) Initial public offering price        99.91% of their principal
     of Securities of the Series:         amount.

(17) Underwriters' commission or
     discount as a percentage of the
     principal amount of Securities
     of the Series to be issued:          .6%

(18) Agency fees as a percentage of the
     principal amount of Securities of
     the Series to be issued:             Not applicable.

(19) Attached to this Certificate
     as Exhibit A is a specimen of the
     Securities of the Series,
     which is hereby approved.

(20) Attached to this Certificate
     as Exhibit B is the form of
     the Underwriting Agreement
     (including Schedules I and
     II thereto), which is
     hereby approved, relating to
     the offering and sale of the
     Securities of the Series and
     the Securities of another
     series to be issued under the
     Indenture entitled 7.20%
     Debentures due October 15, 2026,
     the terms and forms of which
     have been determined and
     established pursuant to a
     separate Officers' Certificate
     dated the date hereof.












IN WITNESS WHEREOF, we have executed this Certificate on behalf of the Telephone Company.

Dated:  October 18, 1995






                                  /s/ Edward A. Mueller
                                  Edward A. Mueller
                                  President and
                                  Chief Executive Officer





                                  /s/ Edward L. Glotzbach
                                  Edward L. Glotzbach
                                  Vice President-Chief Financial
                                  Officer and Treasurer